UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2009

OPENCELL BIOMED, INC.

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(Exact Name of small business issuer as specified in its charter)

Nevada                         333-141094                      75-3255895

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(State of Incorporation)   (Commission File No.)   (IRS Employer ID Number)

25 The West Mall, #253, Unit 1336

Toronto, Ontario, M9C 1B8

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(Address of principal executive offices)

(416) 622-5354

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 4.01 Changes in Registrant's Certifying Accountant.

On July 1, 2009 the Company’s Board of Directors approved the engagement of Moore & Associates Chartered (“Moore”) to continue as the Company’s independent registered public accountant for the fiscal year ending November 30, 2009 and approved of the resignation, at the request of the Company, of MSCM LLP (“MSCM”).

MSCM audit reports on our financial statements for the year ended November 30, 2008 and the subsequent interim periods thereto, did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company ability to continue as a going concern. Furthermore, there were no disagreements between us and MSCM relating to the fiscal periods audited or any subsequent interim period through to the date on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MSCM would have caused them to make reference to such disagreements in their reports.

Prior to engaging Moore, the Company did not consult with Moore regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Moore on the Company's financial statements, and Moore did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided MSCM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that MSCM furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpenCell Biomed, Inc.

By:  /s/ Mislav Pavelic

Mislav Pavelic

President

Date: August 10, 2009

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